UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2012

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On June 22, 2012, Protalix BioTherapeutics, Inc. (the “Company”) issued a press release announcing that the Company has scheduled a conference call and webcast for Friday, June 22 at 9:00 AM EDT to review the European Medicines Agency (EMA)’s Committee for Medicinal Products for Human Use ("CHMP") opinion for taliglucerase alfa (ELELYSO™), an enzyme replacement therapy for the treatment of Gaucher disease. A copy of the press release is furnished as Exhibit 99.1.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On June 22, 2012, the Company issued a press release announcing that the CHMP has issued an Opinion recommending against the marketing authorization of taliglucerase alfa (ELELYSO™). A copy of the press release is filed as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated June 22, 2012.
99.2 Press release dated June 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: June 22, 2012	By:	/s/ David Aviezer, Ph.D.
	Name: Title:	David Aviezer, Ph.D. President and Chief Executive Officer